Exhibit 99.1

Independent Auditor’s Report

Shareholders

BYRV, Inc. and BYRV Washington, Inc.

Report on the Financial Statements

We have audited the accompanying combined financial statements of BYRV, Inc. and BYRV Washington, Inc. which comprise the combined balance sheet as of December 31, 2020, the related combined statements of income, changes in shareholders’ equity and cash flows for the year then ended, and the related notes to the combined financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BYRV, Inc. and BYRV Washington, Inc. as of December 31, 2020, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Orlando, Florida

October 18, 2021

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BYRV, Inc. and BYRV Washington, Inc.

Combined Balance Sheet

December 31, 2020

Assets

Current assets:
Cash and cash equivalents	$10,271,411
Contracts in transit	802,793
Accounts receivable	721,846
Prepaid expenses and other assets	656,346
Inventories	15,073,818

Total current assets	27,526,214

Property and equipment, net	834,526

Total assets	$28,360,740

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$1,466,328
Related party accounts payable	78,825
Floorplan debt	13,925,388
Other liabilities	2,263,737
Current portion of long-term debt	865,105
Total current liabilities	18,599,383

Long-term debt, net of current portion	505,300

Total liabilities	19,104,683

Commitments and contingencies (Note 7)

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, issued and outstanding	300,000
Common stock, no par value, 100,000 shares authorized, issued and outstanding	-
Retained earnings	12,167,124
Notes receivable from related party	(3,211,067)
Total shareholders’ equity	9,256,057

Total liabilities and shareholders’ equity	$28,360,740

See notes to combined financial statements.

2

BYRV, Inc. and BYRV Washington, Inc.

Combined Statements of Income

Year Ended December 31, 2020

Sales	$94,547,496
Cost of sales	69,562,588
Gross profit	24,984,908

General and administrative expenses	16,080,048

Operating income	8,904,860

Other income (expense):
Other income	240,378
Interest expense	(580,112)
Interest income	232,975
Total other income, net	(106,759)

Net income	$8,798,101

See notes to combined financial statements.

3

BYRV, Inc. and BYRV Washington, Inc.

Combined Statement of Changes in Shareholders’ Equity

Year Ended December 31, 2020

				BYRV, Inc.
				Notes
				Receivable
				From
	Common Stock		Retained Earnings	Related Party	Total
	BYRV, Inc.	BYRV Washington, Inc.
Balance, beginning
December 31, 2019	$300,000	$-	$7,657,901	$(2,994,865)	$4,963,036
Net income	-	-	8,798,101	-	8,798,101
Shareholder distributions	-	-	(4,288,878)	-	(4,288,878)
Net increase in note receivable with related party	-	-	-	(216,202)	(216,202)

Balances, December 31, 2020	$300,000	$-	$12,167,124	$(3,211,067)	$9,256,057

See notes to combined financial statements.

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BYRV, Inc. and BYRV Washington, Inc.

Combined Statement of Cash Flows

Year Ended December 31, 2020

Cash flows from operating activities:
Net income	$8,798,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	106,762
Change in inventories LIFO reserve	(382,921)
Changes in operating assets and liabilities:
Contracts in transit	(292,190)
Accounts receivable	(312,998)
Other prepaid expenses	161,316
Inventories	(10,254)
Accounts payable	458,728
Related party accounts payable	(65,855)
Other liabilities	1,660,227
Net cash provided by operating activities	10,120,916

Cash flows from investing activities:
Advances to related party	(216,202)
Purchase of equipment	(714,540)
Proceeds from sale of equipment	59,678
Net cash used in investing activities	(871,064)

Cash flows from financing activities:
Proceeds from Paycheck Protection Plan loan	1,370,405
Proceeds on floorplan debt, net	1,946,151
Shareholder distributions	(4,288,878)
Net cash used in financing activities	(972,322)

Net change in cash and cash equivalents	8,277,530

Cash and cash equivalents:
Beginning of year	1,993,881

End of year	$10,271,411

Supplemental disclosure of cash flow information:
Cash paid for interest	$580,112

See notes to combined financial statements.

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BYRV, Inc. and BYRV Washington, Inc.

Notes to Combined Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies

Nature of operations: BYRV Inc. (“BYRV”) and BYRV Washington, Inc. dba B. Young RV (“BYRV Washington” together with BYRV, the “Company”) are incorporated in the states of Montana and Washington, respectively. The Company’s principal activities include the sale and servicing of new and used RVs, parts and accessories. The Company primarily operates in the western United States and maintains headquarters in Portland, Oregon and Woodland, Washington. The Woodland, Washington dealership was opened in January 2020.

Basis of presentation: These combined financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), which are contained in the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC).

Principles of combination: The accompanying combined financial statements include the accounts of the above-named businesses. All material related party balances and transactions between these businesses have been eliminated in combination.

A summary of the Companyʼs significant accounting policies follows:

Use of estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Estimates are used, among other things, for accounting for depreciation, chargeback liability, allowance for doubtful accounts and valuation of inventories. Actual results could differ from those estimates.

Cash and cash equivalents: The Company considers cash and short-term investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. The Company has entered into an offset agreement related to one bank account through which any amounts remaining in interest in the deposit account is swept out to reduce floorplan interest.

Contracts in transit: Contracts in transit relate to amounts due from various lenders for the financing of vehicles sold and are typically received within five days of selling a vehicle.

Accounts receivable: Accounts receivable consist of receivables from customers and are recorded when invoices are issued. The Company considers receivables past due 30 days after the invoice date for RV sales. Accounts receivable are considered current and fully collectible and are included in the current asset section of the accompanying combined balance sheet. Since all receivables are considered collectible, no allowance for bad debts has been recorded.

Inventories: Inventories consist of the following:

New and used vehicles	$15,119,773
Parts	1,056,069
LIFO Reserve	(1,102,024)
Total inventory	$15,073,818

With the exception of new RV inventory, inventories are carried at lower of cost or net realizable value, on a First In, First Out (FIFO) basis.

The Company’s new RV inventory is carried at Last In, First Out (LIFO) cost method of valuation. The effect of the LIFO reserve was to decrease inventories by $1,102,024 as of December 31, 2020.

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BYRV, Inc. and BYRV Washington, Inc.

Notes to Combined Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

The Company considers the need for parts inventory reserve based on inventory movement and aging, as applicable. At December 31, 2020, no reserve was recorded by the Company.

Property and equipment: Property and equipment are stated at cost and are depreciated using the straight-line method over the assets estimated useful life. Leasehold improvements are amortized over the lesser of the related lease term or the estimated useful lives of the assets. Property and equipment consist of the following:

		Years

Leasehold improvements	$184,244	15
Equipment	529,391	5-7
Other	413,093	5-7
Land	19,278
Construction in progress	222,324
	1,368,330
Less accumulated depreciation	(533,804)
Total property and equipment, net	$834,526

Depreciation and amortization expense was $106,762 for the year ended December 31, 2020. Maintenance and repairs are charged to operations when incurred.

Property and equipment are reported at the lower of the carrying amount or fair value less costs to sell.

Long-lived asset impairment: The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Based on management’s review, there were no indicators of impairment present as of December 31, 2020, and no impairment loss was recorded.

Income taxes: For income tax purposes, the Companies are qualified for pass through of income to shareholders under the income tax provisions of Subchapter S of the Internal Revenue Code. Accordingly, no provision for income taxes has been made in these combined financial statements. Distributions to shareholders are provided to cover personal income taxes.

The Company accounts for uncertain tax positions as required by U.S. GAAP. This guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the combined financial statements. Authoritative guidance related to accounting for uncertainty in income taxes requires a company to recognize in its financial statements the best estimate of the impact of a tax position by determining if the weight of the available evidence indicates that it is more likely than not, based solely on the technical merits, that the position will be sustained upon examination, including resolution of any related appeals and litigation processes. The Company does not have any entity level uncertain tax positions in connection with these combined financial statements.

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BYRV, Inc. and BYRV Washington, Inc.

Notes to Combined Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

Risks and uncertainties: In March 2020, the World Health Organization declared the novel coronavirus (COVID-19) a global pandemic. The related adverse public health developments, including orders to shelter in place, travel restrictions and mandated business closures, have adversely affected workforces, organizations, their customers, economies and financial markets globally, leading to increased market volatility and disruptions in normal business operations, including the Company’s operations. The Company’s operations depend on the continued health and productivity of employees at each dealership and headquarters locations throughout the COVID-19 pandemic. The extent to which the COVID-19 pandemic ultimately impacts the Company’s business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including the severity and duration of the COVID-19 pandemic, the efficacy and availability of vaccines, and further actions that may be taken by individuals, businesses and federal, state and local governments in response. The Company will continue to monitor the situation closely, but given the uncertainty surrounding the situation, cannot estimate the impact to the future financial statements.

Revenue recognition: Revenue on RV sales, and associated parts sales, is recognized upon delivery of products and passage of title. Service revenue is generally recognized at the time services are provided. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The following describes the Company’s major product lines, which represent the disaggregation of the Company’s revenues to transactions that are similar in nature, amount, timing, uncertainties and economic factors.

New and used vehicles: In a retail vehicle sale, customers often trade in their current vehicle. Revenue from the retail sale of a vehicle is recognized at a point in time, as all performance obligations are satisfied when a contract is signed by the customer, financing has been arranged or collectability is probable and the control of the vehicle is transferred to the customer. The transaction price for a retail vehicle sale is specified in the contract with the customer and includes all cash and non-cash consideration.

The trade-in is measured at its stand-alone selling price in the contract, utilizing various third-party pricing sources. There are no other noncash forms of consideration related to retail sales. All vehicle rebates are applied to the vehicle purchase price at the time of the sale and are therefore incorporated into the price of the contract at the time of the exchange. The Company does not allow the return of new or used vehicles, except where mandated by state law.

Parts and service: Each repair and maintenance service is a single performance obligation that includes both the parts and labor associated with the service. Payment for service work is typically due upon completion of the service, which is generally completed within a short period of time from contract inception. The transaction price for repair and maintenance services is based on the parts used, the number of labor hours applied and standardized hourly labor rates. Revenue from service, body and parts sales is recognized upon the transfer of control of the parts or service to the customer.

The transaction price for wholesale and retail counter parts sales is determined at the time of sale based on the quantity and price of each product purchased. Payment is due at time of sale. Delivery methods of wholesale and retail counter parts vary; however, the Company generally considers control of wholesale and retail counter parts to transfer when the products are shipped, which typically occurs the same day as or within a few days of the sale.

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BYRV, Inc. and BYRV Washington, Inc.

Notes to Combined Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

Finance and insurance: The Company sells and receives a commission on the following types of finance and insurance products: extended service contracts, maintenance programs, guaranteed asset protection, “tire and wheel” protection, among others. The Company offers products that are sold and administered by independent third parties, including the vehicle manufacturers’ captive finance subsidiaries.

Pursuant to the Company’s arrangements with these third-party providers, the Company sells the products on a commission basis. The Company’s performance obligation is to arrange for the provision of goods or services by another party. The performance obligation is satisfied when this arrangement is made, which is when the finance and insurance product is delivered to the end-customer, generally at the time of the vehicle sale. As agent, the Company recognizes revenue in the amount of any fee or commission to which the Company expects to be entitled, which is the net amount of consideration that the Company retains after paying the third-party provider the consideration received in exchange for the goods or services to be fulfilled by that party.

The Company may be charged back for commissions related to finance and insurance products in the event of early termination, default or prepayment of the contracts by end-customers (chargebacks). An estimated refund liability for chargebacks against the revenue recognized from sales of finance and insurance products is recorded in the period in which the related revenue is recognized and is based primarily on historical chargeback experience. At December 31, 2020, the chargeback liability was $0.

For the year ended December 31, 2020, the Company’s revenue streams are as follows:

2020

New and used vehicles	$80,832,552
Parts and service	8,276,145
Finance and insurance	5,438,799
Total revenue	$94,547,496

Advertising: Advertising costs are charged to expense when incurred. The Company incurred $362,793 in advertising costs during the year ended December 31, 2020.

Recently issued accounting pronouncements: In February 2016, FASB issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. All leases create an asset and a liability for the lessee in accordance with FASB Concepts Statement No. 6, Elements of Financial Statements, and, therefore, recognition of those lease assets and lease liabilities represents an improvement over previous U.S. GAAP, which did not require lease assets and lease liabilities to be recognized for most leases. The effective date of ASU 2016-02 was deferred by ASU 2020-05, Revenue from Contracts with Customers (Topic 505) and Leases (Topic 842): Effective Dates for Certain Entities, to annual periods beginning after December 15, 2021. The Company is currently evaluating the impact of the pending adoption of the new standard on the combined financial statements.

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BYRV, Inc. and BYRV Washington, Inc.

Notes to Combined Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

In March 2020, the FASB issued ASU 2020-04, (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, (ASU 2020-04), to provide optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other transactions affected by reference rate reform. ASU 2020-04 is elective and applies to all entities, subject to meeting certain criteria, that have contracts, hedging relationships and other transactions that reference the London Interbank Offered Rate (LIBOR), or another reference rate expected to be discontinued because of reference rate reform. ASU 2020-04 was subject to election as of March 20, 2020, and can be elected for both interim and annual periods through December 31, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard. The adoption of ASU 2020-04 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Accounting for variable interest entities (VIEs): BYMB Holdings LLC, Young Bretz Investments, Ltd., and BYMB Washington Properties LLC represent related entities that are under common control with the Company. Transactions between the Company and these related parties under common control are disclosed in Note 3. The Company performs an ongoing assessment of whether entities under common control meet criteria for consolidation under ASC 810, Consolidation. The Company concluded that it is not the primary beneficiary of these entities because the Company does not have the power to direct the activities that most significantly affect the VIE’s economic performance. As such, these entities that are under common control are unconsolidated VIEs. The Company provides no explicit or implicit financial or other support to BYMB Holdings LLC, Young Bretz Investments, Ltd. or BYMB Washington Properties LLC, other than discussed in Note 3 and Note 7. The Company believes its maximum exposure is limited to the amounts indicated as related party on the combined balance sheet.

Fair value measurements: Fair value is an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. There is a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or a liability as of the measurement date. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The three levels in the valuation hierarchy are as follows:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that are accessible at the measurement date.

Level 2:	Inputs to the valuation methodology include quoted prices in markets that are not active or quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3:	Inputs to the valuation methodology that are unobservable, reflecting the entity’s own assumptions about information market participants would use in pricing the asset or liability.

The Company measures the fair value for all financial and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis, respectively, and include nonfinancial long-lived assets (such as property and equipment) measured at fair value for impairment assessment.

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BYRV, Inc. and BYRV Washington, Inc.

Notes to Combined Financial Statements

Note 1. Nature of Operations and Significant Accounting Policies (Continued)

The nonfinancial assets and liabilities are recognized at fair value subsequent to initial recognition when they are deemed to be other-than-temporarily impaired. There were no material non-financial assets and liabilities deemed other-than-temporarily impaired and measured at fair value on a nonrecurring basis at or during the year ended December 31, 2020.

The carrying amount of cash, cash equivalents, contracts in transit, accounts receivables, accounts payable and related party accounts payable approximate their fair values because of the short-term maturities of these financial instruments.

Subsequent events: Subsequent events are events or transactions that occur after the combined balance sheet date, but before the combined financial statements are available to be issued. The Company recognizes in the combined financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the combined balance sheet, including estimates inherent in the process of preparing the combined financial statements.

The Company’s combined financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the combined balance sheet, but arose after the combined balance sheet date and before combined financial statements were available to be issued.

On August 3, 2021, the Company was acquired by Lazydays Holdings, Inc. The purchase price for the transaction consists of the following: (a) a cash payment, subject to a working capital adjustment and an inventory adjustment and (b) the assumption of the Company’s floorplan debt.

Management has evaluated subsequent events through October 18, 2021, the date which the financial statements were available to be issued.

Note 2. Concentrations

Suppliers: The Company is required by contractual agreements to purchase new vehicles and parts inventories from certain manufacturers at the prevailing prices charged by such manufacturers to all franchised dealers.

Geographic area of operations: Operations of the Company are concentrated primarily in the areas of Portland, Oregon and Southeast Washington state. Accordingly, the Company’s operating results are dependent, in part, on the economic conditions of these geographic areas.

Credit risk: The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk associated with its cash and cash equivalents.

Credit risk – contracts in transit: Contracts in transit are receivables from various lenders for the financing of vehicles that the Company has arranged on behalf of the customer and are typically received within five days of selling a vehicle. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk associated with its contracts in transit.

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BYRV, Inc. and BYRV Washington, Inc.

Notes to Combined Financial Statements

Note 2. Concentrations (Continued)

Credit risk – accounts receivable: Customer accounts receivable, which are due from individuals and businesses, result primarily from vehicle, service, part sales and warranty programs. For vehicle sales, the Company typically holds the vehicle title up to the maximum time allowed by state law as security for the related receivable. In the event the Company has not collected the accounts receivable when the vehicle is registered to the customer, the Company may file a lien as management deems necessary. Since all receivables are considered collectible, no allowance for bad debts has been recorded.

Interest rate risk: Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to interest rate risk on its fixed and floating interest rate financial instruments.

Note 3. Related Party Transactions

The Company has a lease with BYMB Holdings, LLC for its Oregon business site. The agreement requires monthly rent payments and expires June 2021. The Company has a lease with BYMB Washington Properties, LLC for its Washington business site. The agreement requires monthly rent payments and expires January 2025. Bruce Young and Mark Bretz are 80.1% and 19.9% owners of BYMB Holdings, LLC and BYMB Washington Properties, LLC, respectively. Both lease agreements include the option to extend the initial lease term for two consecutive extended terms of five years each.

Rent expense for the year ended December 31, 2020, was $2,158,022, of which $1,881,000 was paid to BYMB Holdings, LLC and BYMB Washington Properties, LLC.

The Company has receivables with various entities related through common ownership which are expected to be collected within a year’s time. At December 31, 2020, the Company’s related party receivables consist of the following:

2020

BYMB Washington Properties, LLC	$3,211,067

The related party receivable is uncollateralized, bears no interest, has no stated repayment terms and is classified as a separate reduction of shareholders’ equity.

The Company has payables with various entities related through common ownership which are expected to be paid within a year’s time. At December 31, 2020, the Company’s related party payables consisted of the following:

2020

Bruce Young	$46,890
Portfolio, Inc.	31,935
$78,825

The Company has recognized commission revenue from the sale of warranty contracts with various entities related through common ownership for the year ended December 31, 2020, of $3,097,661.

Note 4. FloorPlan Line of Credit and Finance Agreements

The Company finances its inventory of new and used RVs through a floorplan line of credit and bank financing agreement. The primary floorplan line of credit agreement is an agreement the Company entered into with Bank of America. Under this arrangement, the maximum amount available for the Company to borrow is $22,000,000, with interest at the prime or LIBOR rate plus 2.05% for new inventory and 2.55% for used inventory. Under the terms of the credit agreement with the financial institution, the Company must maintain certain financial covenants, including achievement of a minimum fixed charge coverage. The floorplan debt is collateralized by the corresponding inventory. Total available borrowings under the agreement at December 31, 2020, is $8,074,612.

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BYRV, Inc. and BYRV Washington, Inc.

Notes to Combined Financial Statements

Note 4. FloorPlan Line of Credit and Finance Agreements (Continued)

Principal payments are usually due upon the sale of the inventory. Advance payments can be made by the Company.

Note 5. Long-Term Debt

In response to the COVID-19 outbreak in 2020, the U.S. Federal Government enacted the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) that, among other economic stimulus measures, established the Paycheck Protection Program (“PPP”) to provide small business loans. In May 2020, the Company obtained PPP loans aggregating to $1,370,405, which are included in the combined balance sheet at December 31, 2020. The notes mature in April and May 2022, and bear interest at a fixed annual rate of 1.00%, with the first six months of interest deferred. The Company believes it used all of the proceeds from the loans for qualifying expenses and thus expects to receive approval of its application for the loan to be forgiven in the future, at which time the Company will record a gain on forgiveness of the loan in accordance with ASC 470, Debt.

The loan agreements call for monthly payments of interest and principal of $18,291 and $43,427 commencing in October and November 2020, respectively, through the maturity date. However, subsequent to the issuance of the loan, the Small Business Administration (“SBA”) issued revised guidance allowing borrowers to defer repaying any amounts not forgiven at the later of: (a) 10 months following the borrower’s covered period, or (b) when the SBA remits any amounts forgiven to the lender. No payments were made during the year ended December 31, 2020.

The following table presents scheduled principal payments of the Company’s PPP loan as of December 31, 2020, if the PPP loan is not forgiven:

Years ending May 31:
2021	$865,105
2022	505,300
$1,370,405

On January 1, 2021 and June 11, 2021, the Company was granted forgiveness for their loans under the PPP offered by the SBA under the CARES Act for the full amount of $1,370,405.

Note 6. Retirement Plan

The Company has a defined contribution plan covering all employees. To be eligible, employees must complete 500 hours of service within the six-month time period following their employment commencement date and be at least 18 years of age. The employee contribution is a maximum of the Internal Revenue Service limits of their eligible wages. The employer will make matching contribution equal to 100% of each participant’s elective deferrals, not to exceed 1% of the participants’ compensation, plus 50% of each participants’ elective deferrals in excess of 1% but not in excess of 6% of participant compensation. During 2020, the Company made $140,986 of contributions to the plan on behalf of participants.

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BYRV, Inc. and BYRV Washington, Inc.

Notes to Combined Financial Statements

Note 7. Commitments and Contingencies

Operating leases: The Company has entered into various operating leases for dealerships and headquarter locations.

Future minimum annual lease payments under the operating leases as of December 31, 2020, are as follows:

Total
Years ending December 31:
2021	$1,765,500
2022	1,440,000
2023	1,440,000
2024	1,440,000
2025	120,000
Total minimum lease payments	$6,205,500

Total future lease payments shown above pertain to lease arrangements with related parties as described in Note 3, except for $45,000 of lease payments to be made in the year ending December 31, 2021, which will be paid to a third-party.

Guarantees: The Company is a guarantor on the indebtedness of BYMB Holdings, LLC, an entity under common control, to Bank of America in the amount of $2,314,221 at December 31, 2020. The agreement requires monthly principal payments in the amount of $18,222, and charges interest at the LIBOR rate plus 2.5 percentage points. This debt matures in July 2021 but was subsequently extended to July 2025. The agreement requires compliance with certain covenants, such as a basic fixed charge coverage ratio of at least 1.2:1.0 and an inventory trust percentage not less than 20%. BYMB Holdings, LLC is in compliance with all loan covenants for the fiscal year ended 2020.

The Company is a guarantor on the indebtedness of BYMB Washington Properties, LLC, an entity under common control, to Bank of America in the amount of $9,376,667 at December 31, 2020. The agreement requires monthly principal payments in the amount of $40,417, and charges interest at the LIBOR rate plus 2.6 percentage points. This debt matures in January 2025. The agreement requires compliance with certain covenants with a current ratio of at least 1.30:1.00 and a basic fixed charge coverage ratio of at least 1.30:1.00. BYMB Washington Properties, LLC is in compliance with all loan covenants for the fiscal year ended 2020.

The loan guarantees are in connection with notes issued by BYMB Holdings, LLC and BYMB Washington Properties, LLC that are secured by real estate. Under U.S. GAAP, the Company is required to monitor the conditions subject to these guarantees to identify whether it is probable a loss has occurred and would recognize any such losses under those guarantees when those losses are estimable. As of year-end, management believes it is unlikely the Company will be required to make payments under this guarantee. Thus, no liability has been accrued for a loss related to the Company’s obligation under these guarantees.

Legal: In the normal course of business, the Company is party to claims and matters of litigation. The ultimate outcome of these matters cannot presently be determined; however, in the opinion of management of the Company, the resolution of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

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